Exhibit 10.9

FOREIGN SUBSIDIARY SUBORDINATION AGREEMENT

THIS FOREIGN SUBSIDIARY GUARANTOR SUBORDINATION AGREEMENT (the “Subordination Agreement”) is made and dated as of the 13th day of November, 2003 by and among DOLLAR FINANCIAL GROUP, INC., a New York corporation (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders from time to time party to that certain Second Amended and Restated Credit Agreement dated as of November 13th, 2003 by and among the Company, the Parent, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders (as amended, extended and replaced from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), and DOLLAR FINANCIAL UK LIMITED, a United Kingdom corporation (the “Creditor”).

RECITALS

A.            Pursuant to the Credit Agreement the Lenders have agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

B.            As a condition precedent to the Lenders’ ongoing obligation to extend credit under the Credit Agreement, the Creditor is required to subordinate its right to the payment of monies from the Company to the payment and performance of the Obligations under (and as defined in) the Credit Agreement (the “Senior Obligations”), and to execute and deliver this Subordination Agreement to the Administrative Agent for the benefit of the Lenders as evidence thereof.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             The Creditor has extended and may in the future extend credit to the Company from time to time.  The principal of all now existing and hereafter arising indebtedness of the Company to the Creditor together with accrued but unpaid interest thereon is hereinafter referred to as the “Claims”.

2.             The Creditor is or will be the sole and absolute owner of the Claims and has not sold, assigned, transferred or otherwise disposed of any right it may have to repayment of the Claims or any security therefor.

3.             The Claims and all rights and remedies of the Creditor with respect thereto and any lien securing payment thereof are and shall continue to be subject, subordinate and rendered junior in the right of payment to the Senior Obligations, as the same may be extended, amended or replaced from time to time.

4.             The Company and the Creditor hereby agree that upon the occurrence of any Event of Default which has not been expressly waived pursuant to the Credit Agreement, until the Senior Obligations are paid in full and the Lenders have no further obligation to make Loans under the Credit Agreement:

(a)           The Company will not make or give, and the Creditor will not receive, directly or indirectly, any payment, advance, credit or further security of any kind whatsoever on account of the Claims, or any new or further evidence thereof;

(b)           The Creditor will not sell, assign, transfer or endorse the Claims or any part or evidence thereof;

(c)           The Creditor will not modify the Claims or any part or evidence thereof; and

(d)           The Creditor will not take, or permit any action to be taken, to assert, collect or enforce the Claims or any part thereof.

5.             Each of the Company and the Creditor waives notice of acceptance of this Subordination Agreement by the Lenders, and each of the Creditor waives notice of and consent to the amount and terms of any loan or loans which the Lenders may from time to time make to the Company and any renewal or extension thereof and any action which the Lenders in their sole and absolute discretion may take or omit to take with respect thereto.

6.             This Subordination Agreement shall constitute a continuing agreement of subordination and the Lenders may, from time to time and without notice to the Creditor, lend money to or make other financial arrangements with the Company in reliance hereon until written notice of termination shall be delivered by the Creditor to the Lenders by certified mail, return receipt requested.  The receipt by the Lenders of such notice shall not affect this Subordination Agreement as it relates to any Senior Obligations then existing, to any Senior Obligations incurred thereafter pursuant to a previous commitment by the Lenders or to any amendments to, or extensions or renewals of, any such Senior Obligations.

7.             In the event of a default in the performance or observance of any of the foregoing, the Senior Obligations shall forthwith become due and payable at the election of the Lenders, without presentment, demand or notice of any kind, all of which are hereby waived.

8.             The Creditor agrees as follows:

(a)           Upon any distribution of all of the assets of the Company to creditors of the Company upon the dissolution, winding up, liquidation, arrangement, or reorganization of the Company, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Claims shall be paid or delivered directly to the Administrative Agent for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities)

for, the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.

(b)           If any proceeding referred to in subsection (a) above is commenced by or against the Company:

(1)           The Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of the Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Claims or enforcing any security interest or other lien securing payment of the Claims) as the Lenders may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder; and

(2)           The Creditor shall duly and promptly take such action as the Lenders may request (i) to collect the Claims for account of the Lenders and to file appropriate claims or proofs of claim in respect of the Claims, (ii) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Claims, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Claims.

(c)           All payments or distributions upon or with respect to the Claims which are received by the Creditor contrary to the provisions of this Subordination Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Creditor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations.

(d)           The Administrative Agent on behalf of the Lenders is hereby authorized to demand specific performance of this Subordination Agreement, whether or not the Company shall have complied with any or all of the provisions hereof applicable to the Company, at any time when the Creditor shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it.

9.             It is the intent of the Creditor to create by this Subordination Agreement a security interest in favor of the Administrative Agent for the benefit of the Lenders in the Claims and in the Creditor’s other rights to receive money or other property from the Company, whether such rights shall constitute accounts, contract rights, chattel paper, instruments, general intangibles or otherwise.  The Creditor hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in the Claims in order to secure the payment and performance of the Creditor’ obligations pursuant to this Subordination Agreement.

10.           The Creditor authorizes the Administrative Agent and the Lenders (whether or not after revocation of this Subordination Agreement), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing the Creditor’s obligations hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Obligations or any part thereof, including without limitation to increase or decrease the rate of interest thereon; (b) take and hold security for the payment of the Senior Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release and substitute any one or more endorsers, warrantors, the Company or other obligors.

11.           This Subordination Agreement shall extend to and be binding upon the successors and assigns of each of the parties hereto.

12.           This Subordination Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any party hereto may execute this Subordination Agreement by signing any such counterpart.

13.           This Subordination Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law rules.

14.           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBORDINATION AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS SUBORDINATION AGREEMENT, EACH OF THE CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT  IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SUBORDINATION AGREEMENT.  EACH OF THE CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

15.           EACH OF THE CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH OF THE CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE

CREDITOR, THE COMPANY AND THE ADMINISTRATIVE AGENT FURTHER AGREES THAT ITS  RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBORDINATION AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBORDINATION AGREEMENT.

16.           The Creditor hereby agrees that the Board of Directors of the Creditor will not adopt and will not permit to be adopted any resolution amending or permitting to be amended the Company’s Articles of Association or any other organizational document of the Creditor in any manner or to any extent if such action would allow the Board of Directors of the Creditor to decline to register any transfer of shares, nor suspend any registration thereof:  (a) to any bank or institution to whom such shares have been pledged as security, or (b) when such transfer is initiated by any bank or institution to whom such shares have been pledged as security, or by any nominee of such bank or institution pursuant to the power of sale under such security.  The Creditor hereby represents and warrants that the Creditor’s Articles of Association as of the date of this Subordination Agreement contain a specific provision preventing the Creditor from declining to register or suspending any registration of shares such as described in this Paragraph 16.

[Signature page following]

IN WITNESS WHEREOF, this Subordination Agreement is executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Alex Y. Kim
Alex Y. Kim, Vice President

DOLLAR FINANCIAL GROUP, INC.,
a New York corporation, as the Company

By:	/s/ Donald Gayhardt
Donald Gayhardt, President and Chief Financial Officer

DOLLAR FINANCIAL UK LIMITED
a United Kingdom corporation, as the Creditor

By:	/s/ Donald Gayhardt
Donald Gayhardt, Director

By:	/s/ Cameron Hetherington
Cameron Hetherington, Managing Director